Capybara Capital, LLC

Prepayment Addendum

- This is an Addendum to the Purchase and Sale agreement for Future Receivables ("Agreement") dated **01/13/2023** by and between Capybara Capital, LLC ("Buyer")**, SMARTSOLUTION TECHNOLOGIES, L.P. -**(Seller"), **Vikram Grover** (Guarantors").

Now, therefore, in consideration of the premises and mutual representations, covenants, undertakings, and agreements hereinafter contained, Buyer and Seller represent, covenant, undertake and agree to the following:

1. Buyer agrees to discount and reduce the Purchased Amount as indicated on Page 1 of the Agreement according to the following schedule:

Early Payoff (in # of calendar days)	**Discounted Purchased**
If paid within 30 Calendar days after funding date	$120,000.00
If paid within 60 Calendar days after funding date	$124,000.00
If paid within 90 Calendar days after funding date	$128,000.00
If paid within 120 Calendar days after funding date	

2. If Seller transfers, sells, conveys, or otherwise encumbers any portion or all of its future receivables to another lender of funding company the this Discounted Purchased Amount shall be rendered null and void and the Seller shall be responsible for the full Purchased Amount as shown on the Agreement.

3. If an "Event of Default" occurs, then this Discounted Purchased Amount shall be rendered null and void and the Seller shall be responsible for the full Purchased Amount as shown on the Agreement.

4. To qualify for the Discounted Purchased Amount, Buyer must receive cleared funds via wire transfer prior to 11:59 PM EST on the above referenced number of days after the funding date.

5. Wired funds must originate directly from the Seller's business checking account. If wired funds originate from another lender or funding company, then the outstanding balance must be paid-in-full.

Execution of this Addendum is made as of ____**01/13/2023**____________________**.**

Buyer: Capybara Capital, LLC

By: _____*Giulliana Hernandez*______________
Its: Authorized Representative

Seller 1: Vikram Grover

DocuSigned by:
By: Vikram Grover 1/13/2023
7838BF25619E453...
Its: Authorized Representative

Seller 2: ______________________________

By: ______________________________

Its: Authorized Representative